                                                                    EXHIBIT 10.8

                            DISTRIBUTION AGREEMENT


     This agreement (the "Agreement"), effective as of the 17th day of Dec.,
                                                           ----        ----
1990, is entered into by and between Daiichi Pure Chemicals Co., Ltd., a corporation organized and existing under the laws of Japan and having its office at 13-5, Nihombashi 3-Chome, Chuo-ku, Tokyo 103, Japan ("Daiichi") and Adeza Biomedical Corporation, a corporation organized and existing under the laws of California, USA, and having its office at 1240 Elko Drive, Sunnyvale, CA 94089, USA ("Adeza").

     WHEREAS, Adeza has developed and expects to develop human diagnostic
- -----------------------------------------------------------------------------
products and wishes to grant distribution rights to market these products to
- ------------------------------------------------------------------------------
Daiichi in the Territory; and
- -----------------------------

     WHEREAS, Daiichi wishes to obtain such distribution rights;

     NOW, THEREFORE, the parties agree as follows;


1.   Definitions
- ----------------

     1.01 Affiliate means any corporation or business entity which is under common control or owns or controls or is owned or controlled by, directly or indirectly, either Adeza or Daiichi.

     1.02  Product(s) means Rupture of Amniotic Membrane ("ROM") and/or Preterm
           ---------------------------------------------------------------------
Delivery ("PTD") diagnostic products formated on microtiter ELISA plate or
- ---------------------------------------------------------------------------
flow-through membrane test formats.
- ----------------------------------

     1.03  Territory means the country of Japan.
           ------------------------------------

     1.04  Ministry means the Japanese Ministry of Health and Welfare.


2.   Marketing Rights
- ---------------------

     2.01 Subject to the terms and conditions of this Agreement, for a period of [*] with a continuation for an additional [*] at Daiich's.


                     * [CONFIDENTIAL TREATMENT REQUESTED]
option, Adeza grants to Daiichi in the Territory the exclusive right to market and sell Products.

     2.02 Daiichi may exercise the continuation options discussed in paragraph
2.01 by sending written notice to Adeza no later than [*] from the date of this Agreement stating that Daiichi wishes to extend the period of this Agreement for the products covered in 2.01 for an additional [*]. The period will then be extended on the same terms and conditions as in this Agreement.

     2.03 Extensions of this Agreement following the initial [*] will be favorably considered and discussed by Daiichi and Adeza with the objective of entering into a mutually agreeable extension. Such extension must be formally agreed to no later than [*] from the date of this Agreement.

     2.04 After the first [*] of this Agreement, should Daiichi at any time decline interest in collaborating with Adeza to exert its best efforts to obtain regulatory approval, if necessary, and to market a Product in the Territory, then Daiichi's rights relating to such a Product under paragraph 2.01 shall revert to Adeza. Daiichi shall have six (6) months to inform Adeza whether or not it has interest.


3.   Clinical Trials and Regulatory Approval
- --------------------------------------------


     3.01 Daiichi shall be responsible for obtaining the approval of the Ministry, and all other regulatory approvals necessary for the importation, manufacture, sale and marketing of the Products in the Territory (the "Approvals"). Adeza shall provide to Daiichi a reasonable number of samples of Products at no charge to be used solely for the purpose of obtaining regulatory approval. Daiichi's efforts shall include the development of protocols, the performance and monitoring of clinical trials, animal tests and laboratory studies, the preparation of all other studies required by the regulatory authorities and the preparation and filing of all applications for the

                     * [CONFIDENTIAL TREATMENT REQUESTED]

Daiichi will share with Adeza all information and results regarding the protocols, clinical trials, tests, studies and the like. Adeza, its Affiliates, and its licensees shall have the right to use such information developed by Daiichi. Adeza shall share with Daiichi relevant results of studies performed outside the Territory, and Daiichi shall have the right to use this information. Daiichi and Adeza shall work together, sharing all available information, to ensure prompt approvals necessary to import, manufacture, market and sell Products.

     3.02 Nothing herein shall in anyway imply that Daiichi has the right to produce the Products.


4.   Product Registration, Trademarks, and Patents
- --------------------------------------------------


     4.01 (a) Daiichi shall have responsibility for all Product registration activities in the Territory. If requested by Daiichi and at Daiichi's expense, Adeza shall assist Daiichi's efforts to obtain approval for the lawful sale of the Products in the Territory, including making available to Daiichi any data developed in the U.S. or other countries that would assist Daiichi to obtain regulatory approval in the Territory. Adeza shall have the opportunity to closely and extensively review materials developed by Daiichi during the Japanese registration process and shall have the opportunity to offer its comments and advise Daiichi during the registration process. Adeza shall endeavor to ensure that its review will not materially delay the regulatory submission process. A copy of each complete registration package, including supporting data, will be given to Adeza at the time of submission to the Ministry.

           (b) Registration shall be made in the name of Daiichi. Daiichi shall ensure that such registrations shall be effected for the benefit of Adeza, and shall upon termination of this Agreement, either be assigned back to Adeza, or to Adeza's designee, or surrendered for cancellation as Adeza shall direct in agencies a statement required in connection with this assignment, surrender, or cancellation. Daiichi will supply Adeza with all necessary information to successfully transfer the registrations as described in the Ministry of Health and Welfare Ordinance No. 26 (dated June 29, 1985, effective July 31, 1985) and Notification No. 658 "Implementation of the Ministerial Ordinance for Partial Revision of the Enforcement Regulations, Pharmaceutical Affairs Law" (dated
June 29, 1985, effective July 31, 1985), No. 1(l) "Items Concerning Transfer of Approvals."

     4.02 (a) The labels and packaging of the Products shall identify Adeza as the manufacturer and owner of the trademarks and patents and Daiichi as the distributor. Adeza will use its best efforts to register its trademarks in the Territory and Daiichi will co-operate in doing so, all at Adeza's expense.

           (b) No license to use Adeza trademarks or patents is granted hereunder nor is any property right or interest in Adeza trademarks or patents granted other than the right to market and sell the Products under Adeza trademarks and patents in accordance with the terms and conditions of this Agreement.

           (c) Daiichi agrees to recognize and not contest the validity of the Adeza trademarks and patents and registrations thereof in the Territory and the ownership thereof by Adeza.

           (d) In the event of any infringement of the rights of Adeza to any of the trademarks or patents in the Territory coming to the notice of Daiichi during the term of this Agreement, Daiichi agrees to promptly notify Adeza in writing and will join with Adeza, if required by Adeza and at Adeza's expense, in taking such action as Adeza may deem advisable or otherwise for the protection of Adeza's rights. The commencement, strategies, termination and settlement of any action relating to the validity or infringement of Adeza's trademarks and patents shall be decided by Adeza.

     4.03 Adeza shall file and maintain at its own expense patents on Products in the Territory and keep Daiichi advised of the status of such patents. Adeza barriers to competition provided by Adeza's patents.


5.   Manufacture and Purchase of Products
- -----------------------------------------


     5.01 Adeza or its Affiliates shall manufacture and sell the Product, F.O.B. nearest international airport, to Daiichi and Daiichi or its Affiliates shall buy all of Daiichi's and its Affiliates' requirements for the Products in the Territory. Daiichi will be responsible for clearing customs, custom duties and warehousing charges associated with the importation of Products.

     5.02 The Transfer Price that Daiichi shall pay to Adeza for the Products shall be discussed and mutually agreed upon. After [*] of sales experience Daiichi and Adeza shall review the Transfer Price.

     5.03 Payment terms, return of products and other terms and conditions of sale of the Products shall be in accordance with Adeza's standard Additional Terms and Conditions which is attached to this Agreement as Exhibit A.


6.   Promotion
- --------------


     6.01 Daiichi shall, at its own expense, use its best efforts to promote the sales of Products in the Territory. Daiichi shall maintain a well-staffed sales force consistent with its obligations under this Agreement, including technically trained personnel, devoted to the sale and promotion of Products in the Territory. Daiichi shall conduct active sales promotion and programs in order to establish and expand sales, and shall periodically conduct market research and shall keep Adeza advised of general market (including customer trends and competitive activity), economic and regulatory conditions that may affect sales.

     6.02 At the end of each calendar quarter, Daiichi shall provide Adeza with a quarterly report describing (i) all sales, specifying the Products sold and (ii) estimated Product inventory status at Daiichi, as detailed as reasonably

                     * [CONFIDENTIAL TREATMENT REQUESTED]

     6.03 Adeza will provide Daiichi with promotional literature and materials (e.g., brochures, data sheet, sales bulletins, etc.) used for promoting the Products in the United States. Daiichi shall prepare and produce promotional material necessary to effectively promote the Products in the Territory including translation, if necessary. Adeza will provide Daiichi with transparencies or film separations of literature and materials produced in the U.S. at no charge. All promotional literature prepared by Daiichi shall be submitted to Adeza with an English synopsis.

     6.04 Daiichi hereby agrees to limit its claims of effectiveness and safety for the Products to those approved by the Ministry for marketing within the Territory. Claims shall not be added or deleted unless such claims are agreed, in writing, by both Daiichi and Adeza.

     6.05 Daiichi shall do nothing intentionally which would jeopardize the goodwill of Adeza or the reputation of the Products. The appointment of Daiichi shall not create a joint venture or principal-agency relationship, and nothing under this Distribution Agreement shall be deemed to authorize Daiichi to act for, represent, or bind Adeza or any of its Affiliates.

     6.06 Until such time that Daiichi and Adeza shall both agree that it is no longer necessary, Daiichi and Adeza shall meet quarterly to discuss product sales, market forecasts and plans, regulatory environment, competition, and other matters relevant to the Agreement. Such meetings will alternate between Japan and the United States. In addition, Daiichi and Adeza will maintain regular, close communication by teleconference, telefax and mail.


7.   Warranty and Liability
- ---------------------------

     7.01 Adeza warrants that the Products to be supplied to Daiichi under this Agreement shall conform to the standards and specifications of Adeza for the Products and, in any event, that such standards and specifications shall be no less than those required by the Ministry. Adeza makes no other warranties of any kind, express or implied, with respect to the Products.

     7.02 Adeza shall not be responsible for any damages or losses suffered by Daiichi arising out of the storage, use, or sale of the Products by Daiichi, or storage of the Products by the registration authorities of the Territory, unless such claims arise from and are proved to be caused by an act of gross negligence by Adeza, in which case Adeza shall indemnify and hold Daiichi harmless from any damages and losses including attorneys' fees. Daiichi shall indemnify and hold Adeza harmless from such claims including attorneys' fee unless such claims arise from and are proved to be caused by an act of gross negligence by Adeza. In addition, Daiichi shall confer with Adeza prior to settlement of any such claims against Daiichi.

     7.03 Adeza makes no warranty that the sale of the Products shall not infringe patents owned by a third party. Each party shall notify the other immediately of any claim or notice that the Products infringe the rights of a third party. After a court decision, arbitration decision, or business judgement has been made that Adeza is infringing upon the patents of a third party, then at any time after learning of that claim, Adeza can require that Daiichi immediately suspend selling Products. In the event Daiichi is required by Adeza to suspend selling Products in the Territory, Adeza shall repurchase Daiichi's inventory of such Products at Daiichi's landed cost.


8.   Recall
- -----------


     8.01 Daiichi agrees throughout the duration of this Agreement and thereafter for a period of two (2) years to report as soon as possible to Adeza any time that a product defect or customer complaint becomes known either through complaint from the field or from information which becomes known to Daiichi. The decision to recall, to retrieve, or replace that quantity of Products shall be made by Adeza. Daiichi agrees to follow such recall procedures submitted to it by Adeza.

9.  English Language
- --------------------


     9.01 All reports, notices, literature, materials, inquiries, or other written materials required to be submitted by either party in accordance with the terms of this Agreement, except those previously discussed in paragraphs
4.01 and 6.03, shall be submitted in the English language.


10.  Term and Termination
- -------------------------


    10.01 This Agreement shall be effective as of the date of execution and shall continue in effect for [*] from the date of this Agreement, unless extended pursuant to paragraph 2.02 or sooner terminated as provided in this
Article 10.

    10.02 Either party shall have the right to cancel this Agreement, without judicial resolution, upon one hundred twenty (120) days' written notice to the other if the other party shall default or breach any material provision hereof and such default or breach is not cured within sixty (60) days of such notice.

    10.03 Either party shall have the right and option to terminate this Agreement forthwith at any time, by notice in writing to the other party in the event of the other party hereto:

     (a) Passing any resolution for or permitting any proceedings leading definitively to its ceasing business, or

     (b) Filing a petition in bankruptcy or insolvency, or being declared bankrupt or insolvent, or

     (c) Receiving any court's order of reorganization, readjustment or arrangement of the business, or

     (d) Being merged with and/or acquired by an unfriendly or unfavorable company.

    10.04 Upon termination of this Agreement, neither party shall make any claim or request compensation of any kind with respect to lost sales or profit, goodwill or other damages arising from the termination.

                     * [CONFIDENTIAL TREATMENT REQUESTED]

    10.05 The termination of this Agreement shall not affect Daiichi's or Adeza's obligation to pay any amount accruing to Adeza or Daiichi, respectively, under the provisions of the Agreement while it was in effect.

    10.06 Upon termination of this Agreement, Adeza will have no further obligations to supply Products to Daiichi except that in accordance with the terms of this Agreement it will supply to Daiichi those Products necessary for Daiichi to fulfill its obligations under pending public offers about which Daiichi has already notified Adeza.

    10.07 In the event this Agreement is terminated by Daiichi pursuant to 10.02, Adeza shall repurchase at landed cost all of the inventories of Products then held by Daiichi.


11.  Miscellaneous Provisions including Force Majeure, Confidentiality, Good
- ----------------------------------------------------------------------------
Faith Negotiation, Governing Law, Etc.
- --------------------------------------


    11.01 This Agreement shall survive the sale of controlling interest in either Adeza or Daiichi to a third party.

    11.02 Various miscellaneous provisions governing this Agreement, including provisions discussing Force Majeure, Confidentiality, Good Faith Negotiation, Governing Law, and other matters are contained in Exhibit B to this Agreement, which Exhibit is to be considered a part of this Agreement.

    IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first written above.


DAIICHI PURE CHEMICALS CO., LTD.



By: /s/ Tomomichi Sato
    ----------------------
Print name: Tomomichi Sato
            --------------



ADEZA BIOMEDICAL CORPORATION



By: /s/ Brian Frenzel
    --------------------------
Print name: Brian Frenzel
            ------------------

                                   EXHIBIT A

                        Additional Terms and Conditions

Payment Terms
- -------------

     All payment shall be made in U.S. dollars via wire transfer to Adeza's bank account. Payment in full is due sixty (60) days after the date of the invoice.

Orders and Forecasts
- --------------------

     In order to assist Adeza in planning its production schedule, Daiichi shall submit to Adeza forecasts for its requirements of Products as follows: Prior to the end of each calendar quarter, Daiichi will supply Adeza with a quarter-by-quarter estimate of its requirements for the Products for the next 12 months. Daiichi shall use reasonable efforts to furnish accurate estimates.

     Daiichi shall submit binding purchase orders to Adeza setting forth the quantities to be supplied, delivery dates and shipping instructions. Adeza and/or its Affiliates shall exert reasonable efforts to deliver the quantities requested in any purchase order on or before the delivery date specified by Daiichi and in accordance with the shipping instructions set forth in such purchase order. Normal delivery time for Adeza and/or Adeza's Affiliates will be within thirty (30) days after receipt of any purchase order. If circumstances develope which prevent a thirty (30) day delivery, Adeza will promptly notify Daiichi.

     Should Adeza fail consistently to meet Daiichi's orders or should Adeza's production facilities be sufficiently disrupted by earthquake, fire of other calamity, then Adeza and Daiichi shall consider and mutually agree to other production alternatives.

Direct Sales
- ------------

     Adeza shall promptly refer to Daiichi direct orders or inquiries received by Adeza from prospective purchasers of the Products in the Territory. Daiichi shall use its best efforts to fill any such order referred to and accepted by Daiichi. Daiichi shall advise Adeza promptly if it is not able for any reason to fill any order so that Adeza may fill them directly. Such orders shall, however, be filled through Daiichi to the extent practicable.

     Adeza reserves the right to sell the Products directly, with the knowledge of Daiichi that Products will be imported into the Territory, to the following entities: (a) any international non-profit or welfare organization; or (b) any organization or agency of the United States Government.

Claims
- ------

     Claims on account of weight, quality, loss or damage to any of the Products supplied which are detectable within sixty (60) days after delivery shall be made in writing within the said sixty (60) day period. Adeza's liability for damages for any such claims shall be limited to a refund of the landed costs of such Products or to replacement with new Products meeting registration specifications. Such refund or replacement shall constitute Adeza's sole and exclusive liability for such claims. In no event shall Adeza be liable for lost sales or profit or for other incidental or consequential damages. Daiichi must contact Adeza prior to return and must request a return authorization number. Adeza will use its best efforts to ship replacement product promptly and, in no event later than thirty (30) days from receipt of returned product.

                                   EXHIBIT B

Force Majeure
- -------------

     No failure or omission by the parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the parties, including, but not limited to, the following: acts of Gods, acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; and invasion; and provided that such failure or omission resulting from one of the above causes is cured as soon as practicable after the occurrence of one or more of the above-mentioned causes.

Confidentiality
- ---------------

     Any information which shall have been or will be communicated in confidence to one party (the "Recipient") under this Agreement including all information, whether conveyed in writing, orally or through other tangible materials, designated by the other (the "Provider") to be confidential, (the "Confidential Information") shall be governed by the provisions of this Section.

     Recipient agrees not to use the Confidential Information disclosed to it for its own benefit except for the purpose of performing its obligations under this Agreement.

     Recipient agrees not to disclose the Confidential Information disclosed to it to any third party or to use such Confidential Information for benefit of any third party without the express written permission of Provider, except that

Recipient shall not be prevented from using or disclosing information:

          (a) which Recipient can demonstrate by written records was known to Recipient prior to date of disclosure by Provider, provided such information was not obtained by Recipient through disclosure by a third party receiving such information in confidence from Provider.

          (b) which is now public knowledge, or becomes public knowledge in the future other than by breach of this Agreement by Recipient; or

          (c) which, as can be established by written records, is independently developed by Recipient without benefit of Confidential Information received from Provider; or

          (d) which is disclosed to Recipient, after the date of disclosure by Provider by a third party having a right to make such disclosure; or

          (e) which is included in any filing or action taken by Recipient to obtain governmental approval to market the Products provided, however, that when permitted by the provisions of local law, Recipient will take reasonable steps to protect the confidentiality of Confidential Information submitted to governmental agencies or authorities pursuant to this Agreement. Recipient further agrees to use the same degree of care it uses to protect its own confidential and proprietary technical information to prevent unauthorized disclosure to any third party of the Confidential Information.

     Recipient agrees that it shall acquire no rights with respect to Confidential Information disclosed to it by Provider, except as expressly set forth in this Agreement.

     Recipient agrees that the Confidential Information disclosed to it will not be disclosed to any third party or to any employees, officers or directors of Recipient except to those employees, officers and directors of Recipient who reasonably require such disclosure for purposes of performing Recipient's obligations under this Agreement.

     Upon termination of this Agreement, Recipient shall return to Provider or destroy any tangible copies of any Confidential Information provided to it hereunder and any notes taken by employees of Recipient regarding Confidential Information disclosed to it.

     The confidentiality obligations under the terms of this Agreement shall survive termination hereof, unless such obligations expire by their terms, and shall remain in effect with respect to each portion of the Confidential Information for a period equal to five (5) years from the date of termination of this Agreement.

     Recipient acknowledges that all Confidential Information is owned solely by Provider and that unauthorized disclosure or use of such Confidential Information could cause irreparable harm and significant injury might be difficult to ascertain or for which money is inadequate compensation. Accordingly, Provider will be entitled to seek injunctive and other preliminary and equitable relief to enforce this Section, in addition to damages and other available remedies.

     Confidential Information relating to the subject matter of this Agreement disclosed prior to the execution hereof shall be governed by the provisions of this Section.

Good Faith Negotiation
- ----------------------

In the event of any controversy, claim or dispute, the party initiating the controversy, claim or dispute shall provide to the other party a written notice containing a brief and concise statement of the matter, together with relevant supporting facts. During a period of sixty (60) days or such longer period as mutually agreed, the parties shall attempt to settle the matter by good faith negotiation. Such efforts shall include, but not be limited to, full presentation of both parties claims, without counsel, to the President of Daiichi and the President of Adeza.

     In the event that efforts under the immediately preceding paragraph are not successful, such dispute shall be resolved by arbitration. Failure to comply with the procedures in the immediately preceding paragraph shall be an absolute bar to the institution of any arbitration proceeding with respect to the controversy, claim or dispute. Any such arbitration shall proceed at Geneva, Switzerland, in accordance with the rules of the International Chamber of Commerce. In such event, Adeza and Daiichi shall each select an arbitrator and a third shall be selected by the two arbitrators so chosen. The arbitration award shall be final and binding regardless of whether one of the parties fails or refuses to participate in the arbitration and shall be enforceable by any court of competent jurisdiction. Any arbitration proceedings hereunder shall be conducted in English.

Governing Law
- -------------

     This Agreement shall be construed and the respective rights of the Parties hereto determined according to the laws of the State of California notwithstanding the provisions governing conflict of law under such law to the contrary.

Ethical Business Practices
- --------------------------

     Daiichi and Adeza hereby agree that in the performance of this Agreement, no illegal payments of any kind or other consideration shall be made to any local, state, or federal government officials of the Territory or any other nation, at any time or under any circumstances.

Waiver, Assignment, Notice, Entire Agreement
- --------------------------------------------

     No waiver by any party in one or more instances of any of the provisions of this Agreement or the breach thereof shall establish a precedent for any other instance with respect to this or any other provision. Furthermore, in case of waiver of a particular provision, all other provisions of this Agreement will continue in full force and effect.

     This Agreement may not be assigned by either party without the prior written consent of the other party.

     All notices or communications given hereunder by one party to the other shall be addressed to such parties as follows:

     To Adeza:

                    Adeza Biomedical Corporation
                    1240 Elko Drive
                    Sunnyvale, California  94089, USA
                    Attention : President

     To Daiichi:

                    Daiichi Pure Chemicals Co., LTd.
                    13-5, Nihombashi 3-chome, Chuo-ku
                    Tokyo 103, Japan
                    Attention : President

or such other address as either party may hereafter designate in writing as its address for the purpose hereof. Any notice required or provided for by the terms of this Agreement shall be in writing and sent by DHL, or other comparable air courier, or by registered or certified airmail, return receipt requested, postage prepaid and properly addressed in accordance with this paragraph. The effective date of notice shall be the actual date of receipt.

     This Agreement constitutes the entire Agreement between the parties in respect of the subject matter hereof and supersedes and cancels all previous agreements, negotiations, commitments and writings in respect of the subject matter hereof and may not be changed or modified in any manner or released, discharged, abandoned or otherwise terminated unless in writing and signed by the duly authorized officers or representatives of the parties.

     If any provision of this Agreement is held to be invalid or unenforceable, all other provisions shall nevertheless continue in full force and effect. In the event that the invalid or unenforceable provision is a material term of the Agreement, the parties shall negotiate a substitute provision acceptable to both parties that accomplishes, to the extent possible, the original business purposes.

In connection with the Distribution Agreement entered into on the 17th day of
                                                                  ----
Dec., 1990 by and between Daiichi Pure Chemicals Co., Ltd. ("Daiichi") and Adeza
- ----
Biomedical Corporation ("Adeza"), Daiichi and Adeza agree as follows;

Transfer Price
- --------------

     The Transfer Price(s) for Rupture of Amniotic Membrane and/or Preterm Delivery diagnostic products ("Product(s)") shall be [*].


[*]

     [*]


Net Sales
- ---------

     Net Sales shall mean Daiichi's gross sales of Products in the Territory billed to unrelated third party customers less i) trade and cash discounts allowed to unrelated third party customers (such discounts not recouped by Daiichi in any way) ii) credits or refunds for goods returned to Daiichi by customers, iii) sales, excise, turnover and similar taxes and duties imposed by governments on the sales of Products and iv) transportation, insurance and handling charges for Products. Net Sales shall not be reduced by any discounts, price reductions or free goods granted in order to induce the purchase of other

                     * [CONFIDENTIAL TREATMENT REQUESTED]

Review of Transfer Price
- ------------------------

     After [*] of sales experience, Daiichi and Adeza shall review the Transfer Price formula. The result of this review could result in a new formula.

     Agreed and accepted by:



DAIICHI PURE CHEMICALS CO., LTD.


By /s/ Tomomichi Sato
   -----------------------

Print Name: Tomomichi Sato
            --------------

Date:
      --------------------


ADEZA BIOMEDICAL CORPORATION


By /s/ Brian Frenzel
   -----------------------

Print Name: Brian Frenzel
           ---------------

Date: ----------------

                     * [CONFIDENTIAL TREATMENT REQUESTED]

                                   AGREEMENT

     At such time as either Daiichi or Adeza wishes to pursue marketing of Adeza products in [*], then that party shall inform the other and Daiichi and Adeza shall negotiate in good faith for a period up to six (6) months to determine mutually agreeable terms for such marketing and distribution. There will be no additional funds required for research and development of Products or for any marketing rights granted in these territories.

     Agreed and accepted by:


DAIICHI PURE CHEMICALS CO., LTD.


BY /s/ Tomomichi Sato
   -----------------------

Print Name: Tomomichi Sato
            --------------

Date: December 17, 1990
      --------------------



ADEZA BIOMEDICAL CORPORATION


By /s/ Brian Frenzel
   -----------------------

Print Name: Brian Frenzel
            --------------

Date: December 17, 1990
      --------------------

                     * [CONFIDENTIAL TREATMENT REQUESTED]